Exhibit 10.19

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”), dated as of December [__], 2007, by and among HemoBioTech, Inc., a Delaware corporation (the “Company”), and each subscriber identified on the signature page hereto (each a “Subscriber” and collectively the “Subscribers”).

Whereas, the Company intends to offer for sale, and the Subscribers intends to purchase, up to [number] units (“Units”), at the price of $[ __ ] (the “Unit Purchase Price”) for an aggregate of $6,000,000, each Unit consisting of one share of the Company’s common stock, $.001 par value (“Common Stock”), and a warrant exercisable for the purchase of one share of Common Stock (the “Warrants”);

Whereas, the Company and the Subscribers are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Section 4(6) and/or Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act,” collectively the “Offering Exemption”);

Now, Therefore, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company and the Subscribers hereby agree as follows:

1.           Purchase and Sale of Shares and Warrants.  Subject to the satisfaction of the terms and conditions of this Agreement, each Subscriber hereby irrevocably agrees to purchase the full number of Units, consisting of Common Stock and Warrants in the amounts designated on the signature page hereto (the “Subscription Amount”) at the Unit Purchase Price, and the Company shall sell such Units to such Subscribers at the Unit Purchase Price.

2.           Escrow Arrangements; Form of Payment.  Upon execution of this Agreement by the parties and pursuant to the terms of the escrow agreement, substantially in the form of Exhibit B, entered into between the Company, the Subscribers, and Signature Bank (the “Escrow Agreement”), each Subscriber agrees to make the deliveries required of it as set forth in the Escrow Agreement, and the Company agrees to make the deliveries required of the it as set forth in the Escrow Agreement.

3.           Exercise Period and Price of the Warrants.  Each Warrant shall be in the form attached hereto as Exhibit A, and will be subject to the terms and conditions contained therein.

4.1           Closing.  At closing of the transactions contemplated herein (the “Closing”), the Subscribers shall purchase, severally and not jointly, and the Company shall issue and sell, in the aggregate, a maximum of [ ___ ] Units, each consisting of one share of Common Stock and a Warrant exercisable for the purchase of one share of Common Stock.  Each Subscriber shall purchase from the Company, and the Company shall issue and sell to each Subscriber, the amount of Units specified on Schedule 1.  Upon satisfaction of the conditions set forth in Section 4.2, the Closing shall occur on December [ __ ], 2007 at the offices of Greenberg Traurig, LLP, 200 Park Avenue, New York, NY 10166, or such other time and/or location as the parties shall mutually agree.

4.2                           Closing Conditions.

(a)           Each Subscriber’s obligations at Closing are conditioned upon the Company’s delivery to such Subscriber of:

(i)           this Agreement duly executed by the Company;

(ii)           a certificate evidencing ownership of a number of shares of Common Stock equal to such Subscriber’s Subscription Amount;

(iii)           Warrants, in the Subscription Amount, registered in the name of such Subscriber, pursuant to which such Subscriber shall have the right to acquire, with respect to each Warrant, one share of Common Stock;

(b)           The Company’s obligations at Closing are conditioned upon each Subscriber’s delivery to the Company of the following:

(i)           this Agreement duly executed by such Subscriber;

(ii)           readily available funds, in the form of a check or a wire transfer, in an amount sufficient to purchase the Subscription Amount;

(iii)           an executed and properly completed copy of the appropriate Confidential Purchaser Questionnaire; and

(iv)           an executed and properly completed copy of the form of Registration Rights Agreement, as attached hereto as Exhibit C.

(c)           As of Closing, there shall have been no Material Adverse Effect (as defined below) with respect to the Company since the date hereof.

(d)           From the date hereof to Closing, trading in the Common Stock shall not have been suspended by the SEC and, at any time prior to Closing, trading in securities generally as reported by Bloomberg Financial Markets shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any trading market, nor shall a banking moratorium have been declared either by the United States or New York State authorities.

5.           Subscriber’s Representations and Warranties.  Each Subscriber hereby represents and warrants as of the date hereof and as of the Closing, with regards to itself that:

(a)           Information on Company.  The Subscriber has either obtained or has access to (through the EDGAR website of the SEC or otherwise) the Company’s reports and filings, including all exhibits thereto, previously made with the SEC pursuant to the requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and the regulations promulgated thereunder (hereinafter referred to collectively as the “Reports”).  In addition, the Subscriber has received in writing from the Company such other information concerning its operations, financial condition and other matters as the Subscriber has requested in writing (such other information is collectively, the “Other Written Information”), and the Subscriber considered all factors the Subscriber deems material in deciding on the advisability of investing in the Securities.

(b)           Information on Subscriber.  The Subscriber is, and will be at the time of the exercise of the Warrants, an “accredited investor” as defined in Section 2(15) of the 1933 Act and Rule 501 promulgated thereunder. Such Subscriber is not required to be registered as a broker-dealer under Section 15 of the 1934 Act, is experienced in investments and business matters, has previously made investments of a speculative nature, understands that an investment in the Securities involves a high degree of risk, has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment.  The Subscriber, if not a natural person, has the necessary authority to and is duly and legally qualified to purchase and own the Securities.  The Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.  The information set forth on the signature page hereto regarding the Subscriber is accurate.  The sale of the Securities to the Subscriber as contemplated in this Subscription Agreement complies with or is exempt from the applicable securities legislation of the jurisdiction of the residence of the Subscriber.

(c)           Purchase of Shares and Warrants.  At Closing, the Subscriber will purchase the Shares and Warrants for its own account for investment purposes only and not as a nominee or agent and not with a view towards or for resale in connection with the distribution of the Securities.

(d)           Compliance with Securities Act.  The Subscriber understands and agrees that the Securities are “restricted securities” have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of Subscriber contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration.

(e)           Shares Legend.  The shares of Common Stock issued hereunder shall bear the following or similar legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO HEMOBIOTECH, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.”

(f)           Warrants Legend.  The Warrants shall bear the following or similar legend:

“NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR REASONABLY ACCEPTABLE TO THE COMPANY TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.”

(g)           Communication of Offer.  The offer to sell the Securities was directly communicated to the Subscriber by the Company.  At no time was the Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising, or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

(h)           Organization; Authority.  If Subscriber is not a natural person, Subscriber is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Offering and otherwise to carry out its obligations thereunder.

(i)           Authority; Enforceability.  This Agreement and other agreements delivered together with this Agreement or in connection herewith have been duly authorized, executed and delivered by the Subscriber and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity; and Subscriber, if not a natural person, has full corporate power and authority necessary to enter into this Agreement and such other agreements and to perform its obligations hereunder and under all other agreements entered into by the Subscriber relating hereto.

(j)           Correctness of Representations.  Each Subscriber represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless a Subscriber otherwise notifies the Company prior to the Closing, shall remain true and correct as of Closing.  The foregoing representations and warranties shall survive the Closing Date for a period of three years.

(k)           No Tax or Legal Advice.  Such Subscriber understands that nothing in this Agreement, any other agreement or any other materials presented to such Subscriber in connection with the purchase and sale of the Units constitutes legal, tax or investment advice and such information may not be used, for the purpose of (i) avoiding tax-related penalties under the Internal Revenue Code or (ii) promoting, marketing or recommending to another party any tax-related matters addressed herein.  Such Subscriber has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Units.

6.           Company Representations and Warranties.  The Company represents and warrants to each Subscriber that:

(a)           Due Incorporation.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to carry on its business as currently being conducted.  The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, unless the failure to be so qualified or in good standing, as the case may be, would not have or would not reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of this Agreement or any other document in connection with the Offering, (ii) a material adverse effect on the results of operations, assets, business or financial condition of the Company, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement (any of (i), (ii) or (iii), constituting a “Material Adverse Effect”).

(b)           Outstanding Stock.  All issued and outstanding shares of capital stock of the Company has been duly authorized and validly issued and are fully paid and non-assessable.

(c)           Authority; Enforceability.  This Agreement and the Warrants have been duly authorized, executed and delivered by the Company and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity, and the Company has full corporate power and authority necessary to enter into this Agreement, the Warrants, the Escrow Agreement, the form of which is attached hereto as Exhibit B, the Registration Rights Agreement, the form of which is attached hereto as Exhibit C, and such other agreements and to perform its obligations hereunder and under all other agreements entered into by the Company relating hereto.

(d)           Consents.  No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, or over any of its affiliates, the NASD, Inc., Nasdaq, the OTC Bulletin Board nor the Company’s stockholders is required for execution of this Agreement and all other agreements entered into by the Company relating thereto, including, without limitation, the issuance and sale of the Securities, and the performance of the Company’s obligations hereunder and under all such other agreements.

(e)           No Violation or Conflict.  Assuming the representations and warranties of the Subscribers in Section 5 are true and correct, neither the execution and delivery of this Agreement nor the issuance and sale of the Securities nor the performance of the Company’s obligations under this Agreement and all other agreements entered into by the Company relating thereto by the Company will:

(i)           violate, conflict with, result in a material breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) or give to others any rights of termination, amendment, acceleration or cancellation under (A) the certificate of incorporation or bylaws of the Company, (B) any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or any of its affiliates (including federal and state securities laws and regulations) or over the properties or assets of the Company or any of its affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its affiliates is a party, by which the Company or any of its affiliates is bound or affected, or to which any of the properties or assets of the Company or any of its affiliates is subject, or (D) the terms of any “lock-up” or similar provision of any underwriting or similar agreement to which the Company, or any of its affiliates is a party except the violation, conflict, breach, or default of which would not have a Material Adverse Effect on the Company; or

(ii)           result in the creation or imposition of any lien, charge or encumbrance upon the securities or any of the assets of the Company or any of its affiliates.

(f)           The Securities.  The Securities upon issuance:

(i)           are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the 1933 Act and any applicable state securities laws;

(ii)           have been, or will be, duly and validly authorized and on the date of issuance will be duly and validly issued, fully paid and nonassessable (and if eventually registered pursuant to the 1933 Act, and resold pursuant to an effective registration statement will be free trading and unrestricted, provided that each Subscriber complies with the prospectus delivery requirements of the 1933 Act and any state securities laws);

(iii)           will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company; and

(iv)           will not subject the holders thereof to personal liability by reason of being such holders.

(g)           Litigation.  There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding inquiry, notice of violation, or investigation before any court, governmental or administrative agency or regulatory body (federal, state, county, local or foreign), or arbitrator having jurisdiction over the Company, or any of its affiliates that would challenge the legality, validity or enforceability of this Agreement and/or the Offering, or otherwise affect the execution by the Company or the performance by the Company of its obligations under this Agreement, and all other agreements entered into by the Company relating hereto.  Except as disclosed in the Reports or Other Written Information, there is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its affiliates which litigation if adversely determined could have a Material Adverse Effect on the Company.

(h)           Reporting Company.  The Company is subject to reporting obligations pursuant to Section 15(d) of the 1934 Act.  Pursuant to the provisions of the 1934 Act, the Company has filed all reports and other materials required to be filed thereunder with the SEC during the preceding twelve months.

(i)           No Market Manipulation.  The Company has not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the common stock of the Company to facilitate the sale or resale of the Securities or affect the price at which the Securities may be issued or resold.

(j)           Information Concerning Company.  The Reports contain all material information relating to the Company and its operations and financial condition from December 31, 2006 through their respective dates for which information is required to be disclosed therein.  Since the date of the financial statements included in the Reports, and except as modified in the Other Written Information or in the Schedules hereto, there has been no Material Adverse Effect on the Company’s business, financial condition or affairs not disclosed in the Reports.  The Reports do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made.  The Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC.  The Company (i) has not altered its method of accounting, (ii) has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (iii) the Company does not have pending before the SEC any request for confidential treatment of information.

(k)           SEC Action; Stop Transfers.  To the Company’s best knowledge there has not been, there is not pending or contemplated, any investigation by the SEC involving the Company.  The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any subsidiary under the 1933 Act or the 1934 Act.  The Company will not issue any stop transfer order or other order impeding the sale, resale or delivery of any of the Securities, except as may be required by any applicable federal or state securities laws.  Except as described in this Agreement, the Company will not issue any stop transfer or other order impeding the sale, resale or delivery of the Securities unless contemporaneous notice of such instruction is given to the Subscriber.

(l)           Defaults.  The Company is not in violation of its Certificate of Incorporation or ByLaws.  The Company is (i) not in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a Material Adverse Effect on the Company, (ii) not in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (iii) to its knowledge in violation of any statute, rule or regulation of any governmental authority which violation would have a Material Adverse Effect on the Company.

(m)           No General Solicitation.  Neither the Company, nor any of its affiliates, nor to the Company’s knowledge, any person acting on its or their behalf, has since September 30, 2007, directly or indirectly made any offers or sales of any security or solicited any offers to buy any security that would cause the offer of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions. Neither the Company nor any of its affiliates will take any action or steps that would cause the offer of the Securities to be integrated with other offerings if such integration would eliminate the Offering Exemption.  The Company will not conduct any offering other than the transactions contemplated hereby that will be integrated with the offer or issuance of the Securities, unless otherwise advised by Nasdaq or the SEC.

(n)           Listing.  The Company’s common stock is listed for trading on the Over-The-Counter Bulletin Board (“OTCBB”). Except for prior notices, which as of the date hereof have been satisfied, and as provided for in Section 10(b) below, the Company has not received any oral or written notice that its common stock will be delisted from the OTCBB nor that its common stock does not meet all requirements for the continuation of such quotation and the Company satisfies the requirements for the continued listing of its common stock on the OTCBB.

(o)           No Undisclosed Liabilities.  The Company has no liabilities or obligations which are material, individually or in the aggregate, which are not disclosed in the Reports and/or Other Written Information, other than those incurred in the ordinary course of the Company’s businesses since September 30, 2007 which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company’s financial condition, other than as set forth in Schedule 6(p), or as described in the Reports.

(p)           No Undisclosed Events or Circumstances.  There has been no event or circumstance that has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the Reports.

(q)           Capitalization.  The authorized and outstanding capital stock of the Company as of the date of this Agreement and each Closing are set forth on Schedule 6(r).  No person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Offering except as set forth on Schedule 6(r), or as described in the Reports.  Except as set forth on Schedule 6(r) concerning proposed acquisitions and as described in the Reports and/or as a result of the purchase and sale of the Securities and except for employee stock options under the Company’s stock option plans and except for employee rights under the Company’s employee stock purchase plan, and except as otherwise set forth on Schedule 6(r), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock.  Except as required by agreements filed as exhibits to the Reports, the issue and sale of the Units will not obligate the Company to issue any securities to any person (other than the Subscribers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

(r)           Title to Assets.  Except as disclosed in the Reports, the Company has good and marketable title in fee simple to all real property owned by it that is material to the business of the Company, and good and marketable title in all personal property owned by it that is material to the business of the Company, in each case free and clear of all liens, charges, security interests, encumbrances, rights of first refusal or other restrictions (collectively “Liens”) except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the Company are held by them under valid, subsisting and enforceable leases with which the Company is in material compliance.

(s)           Internal Accounting Controls.  The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in the 1934 Act Rules 13a-14 and 15d-14) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company (but not any proposed acquisition), and each subsidiary, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Form 10-KSB or 10-QSB, as the case may be, is being prepared.

(t)           Registration Rights.  Except as set forth in the Reports or on Schedule 6(t), no person has any right to cause the Company to effect the registration under the 1933 Act of any securities of the Company.

7.           Regulation D Offering.  This Offering is being made pursuant to the exemption from the registration provisions of the 1933 Act afforded by Section 4(2) or Section 4(6) of the 1933 Act and/or Rule 506 of Regulation D promulgated thereunder.

8.           Reissuance of Securities.  The Company agrees to reissue certificates representing the Shares and the Warrant Shares without the legends set forth in Sections 5(e) and 5(f) above, (a) at such time as the holder thereof is permitted to dispose of the Securities pursuant to Rule 144(d) and/or Rule 144(k) under the 1933 Act in the opinion of counsel reasonably satisfactory to the Company, or (b) upon resale subject to an effective registration statement after the shares of Common Stock issued pursuant to this Agreement and the shares of Common Stock underlying the Warrants are registered under the 1933 Act.  The Company agrees to cooperate with each Subscriber in connection with all resales pursuant to Rule 144(d) and Rule 144(k) and to provide legal opinions at the Company’s expense necessary to allow such resales provided the Company and its counsel receive reasonably requested written representations from each Subscriber and their selling broker, if any.

9.           NASD Member Firm Compensation.  The Company on the one hand, and each Subscriber on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions other than Meyers Associates, L.P. on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby and arising out of such party’s actions.

10.           Covenants of the Company.  The Company covenants and agrees with the Subscribers that for one year following the Closing

(a)           Stop Orders.  The Company will advise the Subscribers, promptly after it receives notice of issuance by the SEC, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

(b)           Listing.  If applicable, the Company shall use its reasonable best efforts to promptly secure the listing of the shares of Common Stock to be purchased hereunder and the shares of Common Stock to be issued under the Warrant upon each national securities exchange, or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall use its reasonable best efforts to maintain such listing so long as any Securities are outstanding.  The Company shall use its reasonable best efforts to maintain the listing of its Common Stock on the American Stock Exchange, Nasdaq Capital Market, Nasdaq Global Market, OTC Bulletin Board, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock (the “Principal Market”)), and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market, as applicable.  The Company will provide the Subscribers copies of all notices it receives notifying the Company of the threatened and actual delisting of the Common Stock from any Principal Market.

(c)           Market Regulations.  If required, the Company shall notify the SEC, the Principal Market and applicable state authorities, in accordance with their requirements, if any, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Subscribers and promptly provide copies thereof to Subscriber.

(d)           Reporting Requirements.  The Company will (i) cause its Common Stock to remain registered under Section 12(b) or 12(g) of the 1934 Act following the completion of the Offering, (ii) comply in all respects with its reporting and filing obligations under the 1934 Act, (iii) comply with all reporting requirements that are applicable to an issuer with a class of shares registered pursuant to Section 15(d) of the 1934 Act, as applicable, and (iv) comply with all requirements related to any registration statement filed pursuant to this Agreement.  The Company will use its best efforts to not take any action or file any document (whether or not permitted by the 1933 Act or the 1934 Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said acts.

(e)           Use of Proceeds.  The proceeds of this Offering will be used by the Company for our research and development activities, licensing and other general working capital purposes, and may not and will not be used for accrued and unpaid officer and director salaries, except as in the ordinary course of business, payment of financing related debt, redemption of redeemable notes or equity instruments of the Company.

(f)           Reservation of Common Stock.  The Company undertakes to reserve from its authorized but unissued common stock, at all times Warrants remain outstanding, a number of shares of Common Stock equal to the amount of Common Stock issuable upon exercise of the Warrants.

(g)           Taxes.  The Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefore.

(h)           Insurance.  The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company is engaged.  The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.  The Company will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in the Company’s line of business, in amounts sufficient to prevent the Company from becoming a co-insurer and not in any event less than 100% of the insurable value of the property insured; and the Company will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated and to the extent available on commercially reasonable terms.

(i)           Books and Records.  The Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

(j)           Governmental Authorities.  The Company shall duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its business or to its properties or assets.

(k)           Intellectual Property.  To the knowledge of the Company, the Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses necessary to conduct business and other similar rights that are necessary or material for use in connection with its business as described in the Reports and which the failure to so have could have or reasonably be expected to result in a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  In the last three years, the Company has not received a written notice that the Intellectual Property Rights used by the Company or any subsidiary violates or infringes the rights of any person.  The Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses necessary to conduct business and other rights to use intellectual property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

(l)           Properties.  The Company will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and the Company will at all times comply with each provision of all leases to which it is a party or under which it occupies property if the breach of such material provision could reasonably be expected to have a Material Adverse Effect.

(m)           Confidentiality.  The Company agrees that it will not disclose publicly or privately the identity of any Subscriber unless expressly agreed to in writing by that Subscriber or only to the extent required by law; provided, however, the Subscribers consent to being named in the Company’s SEC filings in connection with the sale of the Securities.

(n)           Press Release; Form 8-K.  The Company shall issue a press release through a national news service on the morning immediately following the Subscription Acceptance Date (defined below).  Such press release shall be issued in compliance with Rule 135(c) under the 1933 Act.  Such press release, along with all other material information, shall be filed on a timely basis with the SEC as a current report on Form 8-K.

11.           Covenants of the Company and Subscriber Regarding Indemnification.

(a)           The Company agrees to indemnify, hold harmless, reimburse and defend the Subscribers, the Subscribers’ officers, directors, agents, affiliates, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Subscriber or any such person which results, arises out of or is based upon (i) any material misrepresentation by Company or breach of any warranty by Company in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder, or any other agreement entered into by the Company and Subscriber relating hereto.

(b)           Each Subscriber agrees to indemnify, hold harmless, reimburse and defend the Company and each of the Company’s officers, directors, agents, affiliates, control persons, and principal shareholders against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company or any such person which results, arises out of or is based upon (i) any material misrepresentation by such Subscriber in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by such Subscriber of any covenant or undertaking to be performed by such Subscriber hereunder, or any other agreement entered into by the Company and Subscribes relating hereto.

(c)           The procedures set forth in Section 12.6 shall apply to the indemnifications set forth in Sections 11(a) and 11(b) above.

12.           Registration Rights.  The Company and the Subscribers will execute a Registration Rights Agreement, dated as of the date hereof, prior to Closing.  The respective rights and obligations of the Company and the Subscribers relating to the registration of the Securities are delineated therein.

13.           Miscellaneous.

(a)           Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be either (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, electronic mail, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received), (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, or (c) upon acknowledgment of by the recipient of receipt by electronic mail, whichever shall first occur.  The addresses for such communications shall be:

(i) if to the Company, to:	HemoBioTech, Inc.

5001 Spring Valley Road

Suite 1040-West

Dallas, Texas 75244

Attention: Dr. Arthur P. Bollon, Ph.D.

Telephone: (972) 455-8950

With a copy to:                            Robert H. Cohen, Esq.

Greenberg Traurig, LLP

200 Park Avenue

New York, N.Y.  10116

Email: cohenr@gtlaw.com

Fax: (212) 801-6400

(ii) if to the Subscribers, to the address and facsimile number indicated on the signature pages hereto

with a copy to:	Meyers Associates, L.P.

45 Broadway, 2nd Floor

New York, N.Y. 10006

Email:

Fax: (212) 742-4222

(b)           Entire Agreement.  This Agreement and other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties.  Neither the Company nor the Subscribers have relied on any representations not contained or referred to in this Agreement and the documents delivered herewith, except as contained in the Reports.

(c)           Assignment.  No right or obligation of any party may be assigned by that party without the prior written consent of all other parties.  This Agreement will be binding on the successors and assigns of all parties hereto.

(d)           Counterparts.  This Agreement may be executed by facsimile transmission, and in counterparts, all of which together will be deemed one original.

(e)           Law Governing this Agreement.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware  without regard to principles of conflicts of laws.  Any action brought by any party hereto concerning the transactions contemplated by this Agreement shall be brought only before the United States District Court for the District of Delaware or the state courts of Delaware, as appropriate.  All parties to this Agreement hereby submit to the jurisdiction of such courts and hereby waive their right to a trial by jury.

(f)           Severability.  In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

(g)           Headings.  All headings contained herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

[Signature page to follow]

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

In Witness Whereof, the parties have entered into this Agreement as of the date first written above.

                            HemoBioTech, Inc.
                            A Delaware corporation

                            By:________________________________
                          Dr. Arthur P. Bollon, Ph.D.
                          Chief Executive Officer

SUBSCRIBER	PURCHASE PRICE	UNITS
_______________________________________ (Signature) Name: Address: Fax: Email:	$